Exhibit 99.1

CONTACT:

John M. Hyre

Investor and Public Relations

330-258-6080

ROADWAY AND YELLOW ANNOUNCE EXCHANGE RATIO

Akron, Ohio – December 4, 2003 — Roadway Corporation (NASDAQ: ROAD) (Roadway) and Yellow Corporation (NASDAQ: YELL) (Yellow) announced today that an exchange ratio of 1.752 shares of Yellow common stock for each share of Roadway common stock will be used to calculate the merger consideration in the pending acquisition of Roadway by Yellow. The exchange ratio is based on the 20-trading-day average for Yellow common stock of $31.51 per share, which was established from November 6 through December 4, 2003. This 20-day-trading average and exchange ratio assume that the pending acquisition of Roadway by Yellow closes as expected on December 11, 2003. The final stock and cash consideration received by Roadway stockholders is subject to their cash elections and the allocation and proration adjustments described in the joint proxy statement/prospectus dated October 17, 2003.

As previously reported, any Roadway stockholder who wishes to make an election to receive merger consideration in cash, or a combination of cash and stock, must submit an election form in accordance with the instructions contained in the joint proxy statement/prospectus dated October 17, 2003. The election form must be received by the exchange agent no later than 5:00 p.m., New York, New York time, on December 5, 2003.

The pending acquisition of Roadway by Yellow is expected to close on December 11, 2003. This closing date and the cash election deadline assume that stockholders of both companies approve merger-related matters at the special stockholders’ meetings on December 9, 2003, and that all other conditions to the merger will be satisfied at the closing.

Note: This release contains, and other statements that we may make may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for revenue, earnings or other future financial or business performance, strategies, expectations and goals. All statements that are not historical statements of fact are “forward-looking statements” and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements include all comments relating to our beliefs and expectations as to future events and trends affecting our business, results of operations and financial condition. We intend for the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “projects,” and similar expressions to identify forward-looking statements. The risks and uncertainties include, among others, variable factors such as capacity and rate levels in the motor freight industry; fuel prices; the impact of competition; the state of the national economy; the success of our operating plans, including our ability to manage growth and control costs; labor relations matters; uncertainties concerning the impact terrorist activities may have on the economy and the motor freight industry; and the timely completion of Yellow Corporation’s plan to acquire Roadway Corporation and its subsidiaries. We have based these forward-looking statements on management’s analysis about future events only as of the date of this press release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this press release. These forward-looking statements are subject to risks, uncertainties and assumptions about us and our subsidiaries. In addition to the disclosure contained in this document, you should carefully review the risks and uncertainties contained in other documents Roadway Corporation files from time to time with the Securities and Exchange Commission. Those documents are accessible on the SEC’s Web site at www.sec.gov and through our Web site at www.roadwaycorp.com.

-more-

ROADWAY AND YELLOW ANNOUNCE EXCHANGE RATIO

Roadway Corporation, a Fortune 500 company included in the Dow Jones Transportation Average, is a holding company that through its operating subsidiaries offers its customers a wide range of transportation services. Its principal subsidiaries include Roadway Express and Roadway Next Day Corporation. Roadway Express is a leading transporter of industrial, commercial and retail goods in the two-to-five-day regional and long-haul markets. Roadway Next Day Corporation is focused on business opportunities in the shorter-haul regional and next day markets. Headquartered in Akron, Ohio, Roadway Corporation employs approximately 27,000 people. For additional information, contact Roadway Corporation at www.roadwaycorp.com.

Yellow Corporation, a Fortune 500 company, is a holding company that through wholly owned operating subsidiaries offers its customers a wide range of asset and non-asset-based transportation services integrated by technology. Its largest subsidiary, Yellow Transportation, offers a full range of regional, national and international services for the movement of industrial, commercial and retail goods. Meridian IQ is a non-asset global transportation management company that plans and coordinates the movement of goods worldwide. Yellow Technologies provides innovative technology solutions and services exclusively for Yellow Corporation companies. Headquartered in Overland Park, Kansas, Yellow Corporation employs approximately 23,000 people.

# # #